INDEMNIFICATION AGREEMENT

This Indemnification Agreement (hereinafter this “Agreement”) is made as of            , 20       by and between VCG Holding Corp., a Colorado corporation (the “Company”), and        (hereinafter the “Indemnitee”).

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as officers or directors of corporations unless they are protected by comprehensive polices of insurance and/or indemnification, due to the number of lawsuits against such corporations and their officers and directors, the attendant expense of defending against such lawsuits, the exposure of such officers and directors to unreasonably high damages and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such officers and directors;

WHEREAS, present laws and interpretations are often difficult to apply, ambiguous or conflicting, and as a result, are not always sufficiently certain to provide such officers and directors with adequate, reliable knowledge of the legal risks to which they might be exposed or information regarding the proper course of action to take;

WHEREAS, the Company believes that it is unreasonable for its officers and directors to assume the risk of judgments and other expenses which may occur in cases in which the officer or director received no personal benefit or was not culpable and the Company has concluded that protecting its officers and directors against such risks helps to attract the most capable persons to such positions;

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company free from undue concern for damages by reason of Indemnitee being an officer and/or director of the Company or by reason of his or her decisions or actions on its behalf; and

WHEREAS, to induce Indemnitee to serve or continue to serve as an officer and/or director of the Company, based on their experience as business managers, the Board of Directors of the Company (the “Board”) has determined to grant to Indemnitee, as and to the extent permitted by Article 109 of the Colorado Business Corporation Act (the “CBCA”), rights to indemnification and advancement of expenses as provided herein, whether or not expressly provided in the Articles of Incorporation or the Bylaws of the Company or other provisions of the CBCA and has further concluded that the failure to provide such contractual indemnification could result in harm to the Company and the Company’s shareholders.

NOW, THEREFORE, in consideration of Indemnitee’s service as an officer and/or director of the Company after the date hereof, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Indemnification.

(a) The Company shall hold harmless and indemnify Indemnitee against all “liability” as defined in CBCA Section 7-109-101(4) (collectively, “Liabilities”) actually incurred by Indemnitee in connection with any “proceeding” as defined in CBCA Section 7-109-101(7) (a “Proceeding”), to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, associate, employee, fiduciary, manager, member, partner, promoter, trustee or similar position with another corporation, partnership, joint venture, trust, employee benefit plan or other entity, to the fullest extent permitted by Colorado law; provided, however, that the Company shall not be required to indemnify Indemnitee in connection with any Proceeding (or part thereof) initiated by Indemnitee (excluding compulsory counterclaims and affirmative defenses) unless such indemnification is expressly required to be made by law or such indemnification is determined to be permissible and authorized in the manner contemplated in Section 1(b) of this Agreement.

(b) The Company shall indemnify its officers or directors in connection with any Proceeding if (i) such indemnification is expressly required to be made by law or (ii) after a determination has been made that the officer or director has met the standard of conduct required by CBCA Section 7-109-102 and that such indemnification is permissible. Pursuant to Section 1(b)(ii), the Company shall indemnify the Indemnitee if: (A) such indemnification was determined to be permissible and authorized by a majority of the Company’s directors present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; (B) if a quorum cannot be obtained, such indemnification was determined to be permissible and authorized by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (C) if a quorum cannot be obtained in accordance with Section 1(b)(ii)(A) of this Agreement and a committee cannot be established under Section 1(b)(ii)(B) of this Agreement, such indemnification was determined to be permissible by independent legal counsel selected by a majority vote of the full Board with authorization of such indemnification being made by the body that selected such counsel, or such indemnification was determined to be permissible and authorized by the shareholders.

(c) Indemnitee shall provide written notice (a “Claim Notice”) to the Company as promptly as reasonably practicable after receiving notice of any Proceeding initiated by a third party that may give rise to a claim for indemnification hereunder. Following its receipt of the Claim Notice, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed upon the delivery to Indemnitee of written notice of its election to do so within 20 days of its receipt of the Claim Notice. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee is authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and  Indemnitee in the conduct of any such defense or that there is a conflict of interest between Indemnitee and any other Indemnitee for whom the Company has retained the same counsel, in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(d) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Liabilities actually and reasonably incurred by Indemnitee in a Proceeding, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such Liabilities to which Indemnitee is entitled.

Section 2. Advancement of Expenses.

(a) Reasonable expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon (i) receipt of a written affirmation as contemplated by CBCA Section 7-109-104(1)(a) (a “Written Affirmation”), (ii) receipt of an undertaking by or on behalf of Indemnitee to repay such amount if, and to the extent, it shall ultimately be determined that Indemnitee is not entitled to be indemnified (as contemplated by CBCA Section 7-109-104(1)(b)) by the Company as provided for under CBCA Section 7-109-106 or by a final judicial decision from which there is no further right to appeal, as applicable (an “Undertaking”), and (iii) a determination is made that the expenses may be advanced under CBCA Section 7-109-104(1)(c), which determination shall be made no later than 30 days after the Company’s receipt of the Written Affirmation and Undertaking. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to Indemnitee’s ability to repay.

(b) Notwithstanding any provision to the contrary in Section 2(a) above, the Company shall not be required to advance such expenses to Indemnitee in connection with any Proceeding (excluding compulsory counterclaims and affirmative defenses) initiated by Indemnitee, unless such advancement is specifically approved in the manner contemplated in Section 1(b)(ii), 1(b)(iii) and 1(b)(iv) of this Agreement.

Section 3. Right of Indemnitee to Enforce Indemnification and Advancement Obligations; Presumptions.

(a) If a claim under Section 1 of this Agreement is not paid in full by the Company within 45 days after a written claim for indemnification setting forth the amounts of indemnification claimed with reasonable documentation thereof has been received by the Company or a claim under Section 2 of this Agreement is not paid in full by the Company within 45 days after a written claim for advancement of expenses has been received by the Company together with a Written Affirmation and an Undertaking, Indemnitee shall be entitled at any time thereafter to bring suit against the Company to recover the unpaid amount of any such claim, provided in each case that the written claim satisfies any applicable requirements under the CBCA and the Company’s Articles of Incorporation. If successful in whole or in part in any such suit, or in a suit brought by the Company seeking to recover a prior advancement of expenses to Indemnitee, Indemnitee shall be entitled additionally to be paid, and to seek as an award in connection with any such suit, the reasonable costs and expenses (including attorneys’ fees) incurred by Indemnitee in prosecuting or defending such suit.

(b) In making a determination with respect to entitlement to indemnification or advancement of expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification and advancement under this Agreement if Indemnitee has submitted a Claim Notice in accordance with Section 1 of this Agreement or a Written Affirmation and Undertaking in accordance with Section 2 of this Agreement, as the case may be, and the Company shall have the burden of proof in overcoming such presumption. Neither the failure of the Company (including its Board (or a committee thereof), independent legal counsel, or its stockholders) to have made a determination prior to the commencement of the suit as to whether indemnification or advancement of Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in Colorado law, nor an actual determination by the Company (including its Board (or a committee thereof), independent legal counsel, or its stockholders) that Indemnitee has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption for purposes of such suit that the Indemnitee has not met any applicable standard of conduct.

(c) If the person, persons or entity empowered or selected to determine whether Indemnitee is entitled to indemnification or advancement shall not have made a determination within 30 days after receipt by the Company therefor, the requisite determination of entitlement to indemnification or advancement shall be deemed to have been made and Indemnitee shall be entitled to such indemnification or advancement, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or advancement, or (ii) a prohibition of such indemnification or advancement under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 5 days, if the person, persons or entity making the determination with respect to entitlement to indemnification or advancement in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

Section 4.   Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid by or on behalf of Indemnitee in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not settle any claim in any manner that would impose any fine, penalty, obligation or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.

Section 5. Rights not Exclusive; Additional Indemnification Rights.

(a) The rights provided herein shall not be deemed exclusive of any other rights that Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Article of Incorporation or Bylaws, agreement, directors’ and officers’ liability insurance policy, vote of stockholders or disinterested directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding such office.

(b) The right to be indemnified or to receive advancement of expenses under this Agreement is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement.

(c) In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Colorado corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Colorado corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 6. Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and has assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as an officer and/or director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity. The Indemnitee agrees to serve as an officer and/or director of the Company, so long as Indemnitee is duly appointed and elected and qualified in accordance with the applicable provisions of the Bylaws of the Company, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued service or employment by Indemnitee.

Section 7. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 8. Contribution. If it is established that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, shall contribute to the amount Indemnitee has incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a) the relative benefits Indemnitee and the Company have received as a result of the event(s) or transaction(s) giving rise to that Proceeding; or

(b) the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

Section 9. Severability. In the event that a court shall determine that any provision of this Agreement requires the Company to do or to fail to do an act in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their respective terms.

Section 10. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without respect to the choice of law provisions thereof.

Section 11. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or federal courts of such state.

Section 12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns. The rights conferred by this Agreement shall continue during the time Indemnitee is an officer or director of the Company and thereafter so long as Indemnitee shall be subject to any possible claim, or threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

Section 13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by both of the parties hereto.

Section 14. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be in writing, and shall be addressed, if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company, at the address of its principal corporate offices (Attention: Secretary) or at such other address as a party may designate by 10 days’ advance written notice to the other party hereto.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement on and as of the day and year first above written.

VCG HOLDING CORP.
By:
INDEMNITEE

Schedule of Agreements with Current Directors and Executive Officers

Name	Date of Agreement

Troy Lowrie	12/16/09
Micheal Ocello	12/16/09
Courtney Cowgill	12/16/09
Martin Grusin	12/16/09
Robert McGraw, Jr.	12/16/09
Kenton Sieckman	12/16/09
George Sawicki	12/16/09
Carolyn Romero	12/16/09